MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                            1900 SOUTH ATHERTON STREET
SUITE 340 WEST                                                         SUITE 101
WASHINGTON, D.C.  20005                                 STATE COLLEGE, PA  16801
(202) 434-4660                                                    (814) 272-3502
FACSIMILE: (202) 434-4661                             FACSIMILE:  (814) 272-3514



May 21, 2004

Synergy Financial Group, Inc.
310 North Avenue East
Cranford, New Jersey  07016

                RE:     Registration Statement on Form S-8:
                        --------------------------------------------------------
                        Synergy Financial Group, Inc. 2003 Stock Option Plan Synergy Financial Group, Inc. 2003 Restricted Stock Plan

Ladies and Gentlemen:

         We have acted as special counsel to Synergy Financial Group, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 828,131 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 617,088 shares of Common Stock granted under the Synergy Financial Group, Inc. 2003 Stock Option Plan, and (ii) upon the award of 211,043 shares of Common Stock under the Synergy Financial Group, Inc. 2003 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                             Sincerely,



                                             /s/Malizia Spidi & Fisch, PC
                                             -----------------------------------
                                             Malizia Spidi & Fisch, PC